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Exhibit 99.1


Report of Independent Accountants


The Stockholders and Directors
James River Bankshares, Inc.
Suffolk, Virginia


         We have audited the accompanying consolidated balance sheet of James River Bankshares and Subsidiaries as of December 31, 1998, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for the years ended December 31, 1998 and 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of State Bank of Remington, Inc., which statements reflect total assets and revenue constituting 14.1% and 13.3%, respectively, in 1998, and 13.5% of revenue in 1997, of the related consolidated totals. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for State Bank of Remington, Inc. is based solely on the report of other auditors.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of other auditors provide a reasonable basis for our opinion.

         In our opinion, based on our audits and the report of other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of James River Bankshares, Inc. and Subsidiaries as of December 31, 1998, and the consolidated results of their operations and their cash flows for the years ended December 31, 1998 and 1997, in conformity with generally accepted accounting principles.


/s/ Goodman & Company, L.L.P.


Colonial Heights, Virginia
January 28, 1999